Exhibit 99.1

Textura Announces 39% Revenue Growth in First Quarter

Q1 2015 Results
•Revenue of $19.2 million, up 39% y/y
•Billings of $21.5 million, up 36% y/y
•Adjusted EBITDA profit of $0.9 million
•Adjusted EPS of $0.00
•Cash generated from operations of $3.2 million, 4th consecutive quarter of positive cash flow

Chicago, IL, April 30, 2015 / PRNewswire / -- Textura Corporation (NYSE: TXTR), a leading provider of collaboration solutions for the construction industry, today announced financial results for the quarter ended March 31, 2015. In addition, the Company announced that Patrick Allin, Chairman and CEO, will transition to a new role as Executive Chairman. Dave Habiger, an investor and director of Textura, will assume the role of interim CEO.

“We had a solid first quarter with increasing revenue, improving gross margins, accelerating cash generation from operations and positive adjusted EBITDA,” said Allin. “We are seeing growing interest in our EPP solution domestically and are making inroads into the international markets as well. All in all, we are encouraged by the positive trends in our markets and we plan to leverage our ongoing investment in existing and new solutions to transform the construction industry.”

“With another solid quarter of revenue growth and positive cash flow generation and a strong outlook for 2015, the Board and I have decided that now is the right time to transition from CEO to Executive Chairman,” continued Allin. “Having overseen significant growth and market expansion since our founding in 2004, my passion and commitment to Textura remain unchanged. I am excited to move to this new role and partner with Dave Habiger to position Textura for its next stage of growth. I look forward to continuing my significant role as visionary leader of the Company, focusing on clients and our platform strategy.”

Q1 2015 Key Business Highlights

•
Turner Construction continued its nation-wide rollout of Textura’s CPM solution. The vast majority of Turner’s 1,200 ongoing projects having a construction value in excess of $20 billion are expected to be added to CPM over the remainder of 2015 and into 2016.

•
The Early Payment Program (EPP) was officially launched in April. Turner Construction is the first customer that has begun to implement EPP. With a growing pipeline and large market opportunity, EPP has significant long-term potential to drive revenue and profitability.

•
The Company announced a new 23,000 square foot office space in downtown Chicago. The office will provide a productive and collaborative environment for current employees who prefer to live and work in downtown Chicago and allow the Company to tap into the growing technology employment market, expanding the pool of available talent.

First Quarter Results

•
Revenue: Revenue was $19.2 million, a year-over-year increase of 39%. Activity-driven revenue increased 41% to $15.0 million and organization-driven revenue increased 34% to $4.2 million. Billings of $21.5 million increased 36% year over year.

•	Gross Margin: Adjusted gross margin improved to 82.3% and GAAP gross margin was 81.4% for the quarter, compared with 80.2% and 79.1%, respectively, in the quarter ended March 31, 2014.

•
Adjusted EBITDA and Net Loss: Adjusted EBITDA was positive $0.9 million, compared with a loss of $3.3 million in the quarter ended March 31, 2014. GAAP net loss was $3.1 million, an improvement from a loss of $7.3 million in the prior-year period. Adjusted EPS was breakeven compared with a loss of $0.16 in the quarter ended March 31, 2014. GAAP net loss per share was $0.12 compared with a loss of $0.30 in the prior-year period.

•
Operating Metrics: Total active construction projects increased 20% year over year to 8,469, representing approximately $167 billion of construction value. New projects added totaled 1,794, representing $24.1 billion in construction value, which increased 24% from the prior-year period. The increase was primarily due to large general contractor implementations and larger-scale projects. Total number of organizations increased 32% to 18,662.

•
Total Cash and Cash Equivalents: As of March 31, 2015, total cash and cash equivalents was $67.5 million. Cash generated by operations during the quarter was $3.2 million and resulted in positive free cash flow.

•	Deferred Revenue: Deferred revenue at March 31, 2015 was $37.9 million, up 7% from $35.6 million at December 31, 2014 and up 36% from $27.8 million at March 31, 2014.

Outlook

For the quarter ending June 30, 2015

•	Revenue in the range of $20.5 million to $21.5 million

•	Year-over-year revenue growth in the range of 37 - 44%

•
Adjusted EPS in the range of $0.02 - $0.04, excluding stock-based compensation expenses of $2.6 million and amortization of acquired intangible assets of $1.1 million, and assuming approximately 25.8 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of $(0.12) - $(0.10)

For the full year ending December 31, 2015

•	Revenue in the range of $88 to $92 million

•	Year-over-year revenue growth in the range of 40 - 46%

•
Adjusted EPS in the range of $0.15 - $0.20, excluding stock-based compensation expenses of $9.7 million and amortization of acquired intangible assets of $4.2 million, and assuming approximately 25.9 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of $(0.38) - $(0.33)

•	Cash flow from operations in the range of $16 to $20 million

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time / 5:00 p.m. Eastern Time to review its financial results for the quarter ended March 31, 2015 and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039, or for international callers, 1-201-689-8470. Replays of the entire call will be available through May 7, 2015 at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID #13607609. A webcast of the conference call will also be available on the Investor Relations page of Textura's website at investors.texturacorp.com.

About Textura

Textura is a leading provider of collaboration and productivity tools for the construction industry. Our solutions serve all construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, LEED® management and payment. Textura's collaboration platform and online product suite represent the first time the industry has all the tools needed to manage their business in an integrated fashion to save time and money and reduce exposure to risks. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA, Adjusted EPS, Adjusted Operating Expenses, Adjusted Gross Margin and Free Cash Flow Definitions.”
Adjusted EBITDA, Adjusted EPS, Adjusted Operating Expenses, Adjusted Gross Margin and Free Cash Flow Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, and acquisition-related and other expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget; and

•	to evaluate the effectiveness of business strategies.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flow from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, and acquisition-related and other expenses recognized during the period.

We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Operating Expenses is calculated as total operating expenses, adjusted for share-based compensation expense, amortization expense, and acquisition-related and other expenses recognized during the period. We believe the use of Adjusted Operating Expenses as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Operating Expenses is not a measurement under GAAP and should not be considered an alternative to operating expenses. The Adjusted Operating Expenses measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Gross Margin is calculated as gross margin, adjusted for share-based compensation expense recognized during the period. We believe the use of Adjusted Gross Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Gross Margin is not a measurement under GAAP and should not be considered an alternative to gross margin. The Adjusted Gross Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Free Cash Flow is calculated as net cash provided by operating activities, less purchases of property and equipment, as reflected on the Consolidated Statements of Cash Flow. Free Cash Flow is not a measurement under GAAP and should not be considered an alternative to cash flow from operating activities. The Free Cash Flow measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, total addressable market, demand for Textura's solutions, and general business conditions and outlook. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; abnormal severe winter weather conditions; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form10-K filed on March 6, 2015, and our other reports filed with the SEC.

Investor Contact:	Media Contact:
Annie Leschin	Matt Scroggins
Textura Corporation, Investor Relations	matt.scroggins@texturacorp.com
annie@streetsmartir.com	224-254-6652
415-775-1788
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$67,490	$66,758
Accounts receivable, net of allowance for doubtful accounts of $254 at March 31, 2015 and December 31, 2014	7,609	8,274
Prepaid expenses and other current assets	1,117	1,163
Total current assets	76,216	76,195
Property and equipment, net	28,595	26,103
Restricted cash	2,180	1,780
Goodwill	52,848	52,848
Intangible assets, net	11,079	12,132
Other assets	308	226
Total assets	$171,226	$169,284

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,969	$1,699
Accrued expenses	9,345	9,874
Deferred revenue, short-term	33,813	31,923
Leases payable, short-term	186	412
Total current liabilities	45,313	43,908
Deferred revenue, long-term	4,100	3,660
Other long-term liabilities	1,087	1,028
Total liabilities	50,500	48,596
Stockholders’ equity
Common stock, $.001 par value; 90,000 shares authorized; 26,333 and 26,247 shares issued and 25,677 and 25,588 shares outstanding at March 31, 2015 and December 31, 2014, respectively	26	26
Additional paid in capital	343,435	340,344
Treasury stock, at cost; 656 and 659 shares at March 31, 2015 and December 31, 2014, respectively	(9,867)	(9,923)
Accumulated other comprehensive loss	(382)	(340)
Accumulated deficit	(212,486)	(209,419)
Total stockholders’ equity	120,726	120,688
Total liabilities and stockholders’ equity	$171,226	$169,284

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenues	$19,201	$13,787
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	3,578	2,882
General and administrative	6,832	6,055
Sales and marketing	5,193	4,843
Technology and development	4,709	5,356
Depreciation and amortization	1,876	1,886
Total operating expenses	22,188	21,022
Loss from operations	(2,987)	(7,235)
Other income (expense), net
Interest income and other expense, net	15	18
Interest expense	(11)	(43)
Total other income (expense), net	4	(25)
Loss before income taxes	(2,983)	(7,260)
Income tax provision	84	80
Net loss	$(3,067)	$(7,340)
Less: Net loss attributable to non-controlling interest	—	(75)
Net loss attributable to Textura Corporation	(3,067)	(7,265)
Accretion of redeemable non‑controlling interest	—	94
Net loss available to Textura Corporation common stockholders	$(3,067)	$(7,359)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(0.12)	$(0.30)
Weighted-average number of common shares outstanding, basic and diluted	25,640	24,812

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(3,067)	$(7,340)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,876	1,886
Deferred income taxes	80	80
Non-cash interest expense	—	(1)
Share‑based compensation	1,971	1,936
Changes in operating assets and liabilities:
Accounts receivable	659	(1,720)
Prepaid expenses and other assets	(40)	419
Deferred revenue, including long-term portion	2,334	2,003
Accounts payable	(62)	(130)
Accrued expenses and other	(559)	(463)
Net cash provided by (used in) operating activities	3,192	(3,330)
Cash flows from investing activities
Increase in restricted cash	(400)	—
Purchases of property and equipment	(2,889)	(1,552)
Net cash used in investing activities	(3,289)	(1,552)
Cash flows from financing activities
Principal payments on loan payable	—	(4)
Payments on capital leases	(226)	(195)
Proceeds from exercise of options and warrants	1,120	595
Issuance of common shares (treasury)	56	—
Net cash provided by financing activities	950	396
Effect of changes in foreign exchange rates on cash and cash equivalents	(121)	10
Net increase (decrease) in cash and cash equivalents	732	(4,476)
Cash and cash equivalents
Beginning of period	66,758	77,130
End of period	$67,490	$72,654

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands and where otherwise indicated)

	Three Months Ended March 31,
	2015	2014
Activity‑driven revenue	$14,993	$10,657
Organization‑driven revenue	4,208	3,130
Total revenue	$19,201	$13,787
Activity‑driven revenue:
Number of projects added	1,794	1,712
Client‑reported construction value added (billions)	$24.1	$19.5
Active projects during period	8,469	7,052
Organization‑driven revenue:
Number of organizations	18,662	14,173

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net loss	$(3,067)	$(7,340)
Total other income (expense), net	(4)	25
Income tax provision (benefit)	84	80
Depreciation and amortization	1,876	1,886
EBITDA	(1,111)	(5,349)
Share‑based compensation expense	1,971	1,936
Acquisition‑related and other expenses*	—	74
Adjusted EBITDA	$860	$(3,339)

* Acquisition-related and other expenses represent acquisition and strategic transaction costs.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per share amounts)
Net loss available to Textura Corporation common shareholders	$(3,067)	$(7,359)
Accretion of redeemable non-controlling interest	—	94
Net loss attributable to non-controlling interest	—	(75)
Net loss	$(3,067)	$(7,340)

Share-based compensation expense	1,971	1,936
Amortization of intangible assets	1,053	1,282
Acquisition-related and other expenses *	—	74
Adjusted net loss	$(43)	$(4,048)

Weighted-average common shares used in basic and diluted EPS	25,640	24,812
Adjusted EPS	$0.00	$(0.16)

Net loss per share	$(0.12)	$(0.30)
Accretion of redeemable non-controlling interest	—	0.01
Share-based compensation expense	0.08	0.08
Amortization of intangible assets	0.04	0.05
Adjusted EPS	$0.00	$(0.16)
* Acquisition-related and other expenses represent acquisition and strategic transaction costs.
The following tables reconcile Adjusted Operating Expenses to the most directly comparable GAAP measure, operating expenses:

	Three Months Ended March 31, 2015
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,578	$187	$3,391
General and administrative	6,832	1,316	5,516
Sales and marketing	5,193	266	4,927
Technology and development	4,709	202	4,507
Depreciation and amortization	1,876	1,053	823
Total	$22,188	$3,024	$19,164

	Three Months Ended March 31, 2014
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Other Non-Recurring Expenses *	Adjusted Operating Expenses
	(in thousands)
Cost of services	$2,882	$152	$—	$2,730
General and administrative	6,055	1,191	74	4,790
Sales and marketing	4,843	312	—	4,531
Technology and development	5,356	281	—	5,075
Depreciation and amortization	1,886	1,282	—	604
Total	$21,022	$3,218	$74	$17,730
* Other non-recurring expenses represent acquisition and strategic transaction costs.
The following table reconciles Adjusted Gross Margin to the most directly comparable GAAP measure, gross margin:

	Three Months Ended March 31,
	2015	2014
	(dollars in thousands)
Revenue	$19,201	$13,787
Cost of services	3,578	2,882
Gross profit	15,623	10,905
Gross margin	81.4%	79.1%
Adjustments:
Share-based compensation expense as % of revenue	0.9%	1.1%
Adjusted Gross Margin	82.3%	80.2%
The following table reconciles Adjusted EPS guidance to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended June 30, 2015		Twelve Months Ended December 31, 2015
	High End	Low End	High End	Low End

Net loss per share	$(0.10)	$(0.12)	$(0.33)	$(0.38)
Share-based compensation expense	0.10	0.10	0.37	0.37
Amortization of intangible assets	0.04	0.04	0.16	0.16
Adjusted EPS	$0.04	$0.02	$0.20	$0.15